                                                                     EXHIBIT 1.1

                      First USA Credit Card Master Trust
               Class A Floating Rate Asset Backed Certificates,
                                 Series 1996-7
               Class B Floating Rate Asset Backed Certificates,
                                 Series 1996-7


                            UNDERWRITING AGREEMENT
                            ----------------------


                                         December 4, 1996


Swiss Bank Corporation, London Branch
Barclays de Zoete Wedd Limited
Deutsche Bank AG London
c/o Swiss Bank Corporation, London Branch
Swiss Bank House
1 High Timber Street
London, EC4V 3SB
England

Ladies and Gentlemen:

     First USA Bank, a Delaware chartered banking corporation (the "Bank"), has
                                                                    ----
duly authorized the issuance and sale to the managers listed on Schedule I hereto (the "Managers"), for whom Swiss Bank Corporation, London Branch is
             --------
acting as lead manager (the "Lead Manager"), of U.S.$483,060,000 aggregate
                             ------------
principal amount of First USA Credit Card Master Trust Class A Floating Rate Asset Backed Certificates, Series 1996-7 (the "Class A Certificates") and of
                                               --------------------
U.S.$43,650,000 aggregate principal amount of Class B Floating Rate Asset Backed Certificates, Series 1996-7 (the "Class B Certificates" and together with the
                                  --------------------
Class A Certificates, the "Certificates").  The Certificates will be issued
                           ------------
pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1992, as heretofore amended and supplemented (the "Master Pooling and Servicing
                                          ----------------------------
Agreement"), by and between the Bank, as transferor and servicer, and The Bank
---------
of New York (Delaware) (the "Trustee"), as proposed to be supplemented by the
                             -------
Series 1996-7 Supplement to be dated as of December 11, 1996 (the "Supplement"
                                                                   ----------
and together with the Master Pooling and Servicing Agreement, the "Pooling and
                                                                   -----------
Servicing Agreement"), by and between the Bank and the Trustee.
-------------------

     Each Certificate will represent an undivided interest in certain assets of First USA Credit Card Master Trust (the "Trust"). The property of the Trust
                                         -----
will include, among other things, receivables (the "Receivables") arising under
                                                    -----------
certain

MasterCard(R) and VISA(R)/*/ revolving credit card accounts (the "Accounts").
                                                                  --------

     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     1.   Representations, Warranties and Agreements of the Bank.  The Bank
          ------------------------------------------------------
represents and warrants to, and agrees with, the Managers as follows:

          (a)  The Offering Circular dated as of November 14, 1996 (the "Base
                                                                         ----
Offering Circular") and Offering Circular Supplement, dated as of November 14,
-----------------
1996 (the "Offering Circular Supplement" and together with the Base Offering
           ----------------------------
Circular, the "Offering Circular"), prepared in connection with the offering of
               -----------------
the Certificates, were, as of the date thereof, and will be, as of the Closing Date, as then amended or supplemented (and any amendment or supplement thereto will be, as of the date thereof and as of the Closing Date), accurate in all material respects and did not, and will not, contain, as of the date thereof and as of the Closing Date, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                          --------  -------
that the Bank makes no representations or warranties as to the information contained in or omitted from the Offering Circular (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Bank by, or on behalf of, any Manager specifically for inclusion therein.

          (b) The Bank is duly organized, validly existing and in good standing as a banking corporation under the laws of the State of Delaware, United States, and is qualified to trans act business in and is in good standing under the laws of each state in the United States in which its activities require such qualification, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Spread Account Agreement dated as of December 11, 1996 by and between the Bank and the Trustee (the "Spread Account
                                                                --------------
Agreement"), the Pooling and Servicing Agreement, the Certifi cates and the CIA
---------
Certificates.




_____________________
/*/ VISA(R) and MasterCard(R) are registered trademarks of Visa USA Incorporated and MasterCard International Incorporated, respectively.

          (c) This Agreement has been duly authorized and validly executed and delivered by the Bank.

          (d) The Pooling and Servicing Agreement has been duly authorized and, when executed and delivered by the Bank and assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Pooling and Servicing Agreement will have been duly and validly executed by the Bank and will conform in all material respects to the description thereof contained in the Offering Circular.

          (e) The Certificates and the CIA Certificates have been duly and validly authorized by all required action of the Bank, and when duly and validly executed and delivered by the Bank and authenticated by or on behalf of the Trustee in accordance with the Pooling and Servicing Agreement, and, with respect to the Certificates, delivered to and paid for by the Managers as provided herein, or, with respect to the CIA Certificates, delivered to and paid for by the purchasers thereof as provided in the CIA Purchase Agreement dated as of November 14, 1996 (the "CIA Purchase Agreement"), between the Bank, as
                           ----------------------
transferor and servicer, and the purchaser or purchasers named therein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. As of the Closing Date, the Certificates will have been duly and validly executed and delivered by the Bank, and will conform in all material respects to the descriptions thereof contained in the Offering Circular and the CIA Certificates will have been duly and validly executed and delivered by the Bank.

          (f) The Spread Account Agreement has been duly authorized, executed and delivered by the Bank and assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law).

          (g) The Receivables delivered on the Closing Date to the Trustee pursuant to the Pooling and Servicing Agreement will conform in all material respects with the description thereof contained in the Offering Circular.

          (h) Neither the transfer of the Receivables to the Trustee, nor the issuance, sale and delivery of the Certificates or the CIA Certificates, nor the execution or delivery of this Agreement, the Spread Account Agreement, or the Pooling and Servicing Agreement, nor the consummation of any of the transactions herein or therein contemplated, nor the fulfillment of the terms of the Certificates, the CIA Certificates, the Pooling and Servicing Agreement, the Spread Account Agreement or this Agreement, will result in the breach of any term or provision of the charter or by-laws of the Bank, or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Bank is a party or by which it or its properties is bound or may be affected or conflict with or result in a breach or violation of any statute, order or regulation applicable to the Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or will result in the creation of any Lien upon any property or assets of the Bank (other than as contemplated in the Pooling and Servicing Agreement). The Bank is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of the Bank to perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Spread Account Agreement, the Certificates, or the CIA Certificates.

          (i) There are no charges, investigations, actions, suits, claims or proceedings before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the knowledge of the Bank, threatened that, separately or in the aggregate (i) could have a material adverse effect on (x) the general affairs, business, management, financial condition, stockholders' equity, results of operations, regulatory status or business prospects of the Bank or (y) the ability of the Bank to perform its obligations under this Agreement, the Spread Account Agreement, the Pooling and Servicing Agreement, the Certificates, or the CIA Certificates, (ii) assert the invalidity of this Agreement, the Spread Account Agreement, the Pooling and Servicing Agreement, the Certificates, or the CIA Certificates, (iii) seek to prevent the issuance, sale or delivery of the Certificates or the CIA Certificates or any of the transactions contemplated by this Agreement, the Spread Account Agreement, or the Pooling and Servicing Agreement or (iv) seek to affect adversely the United States federal income tax attributes of the Certificates described in the Offering Circular.

          (j) No United States federal, state or local tax, including intangibles tax or documentary stamp tax, the non-payment of which would result in the imposition of a Lien on the Receivables or of transferee liability on the Trustee, is imposed with respect to the conveyance of the Receivables from the Bank to the Trust, or in connection with the issuance of the Certificates by the Trust, or the holding of the Receivables by the Trust, or in connection with any of the other transactions contemplated by this Agreement, the Spread Account Agreement, or the Pooling and Servicing Agreement. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Certificates or the execution and delivery of this Agreement, the Spread Account Agreement, or the Pooling and Servicing Agreement have been or will have been paid at or prior to the Closing Date.

          (k) As of the Closing Date, the representations and warranties of the Bank in the Pooling and Servicing Agreement, with regard to itself as both transferor and servicer and the Receivables (individually and in the aggregate), will be true and correct.

          (l) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Bank of or compliance by the Bank with this Agreement, the Spread Account Agreement, the Pooling and Servicing Agreement, or the Certificates or the consummation of the transactions contemplated hereby or thereby except the filing of Uniform Commercial Code financing statements with respect to the Receivables and the approval of the Office of the State Bank Commissioner of the State of Delaware, United States.

          (m) Ernst & Young LLP who have audited certain financial statements of the Bank are independent public accountants in accordance with Rule 101 of the American Institute of Public Accountants code of professional conduct and its interpretations and rulings.

          (n) As of the close of business on October 31, 1996, the Principal Receivables transferred to the Trust pursuant to the Pooling and Servicing Agreement have an aggregate balance, including the Receivables in the Additional Accounts to be added to the Trust on or prior to the Closing Date, of not less than the sum of (i) the sum of (x) the aggregate outstanding principal amount of all classes of all Series outstanding on October 31, 1996, plus (y) U.S.$2,103,400,000, plus (ii) 7% of the sum of (x) plus (y).

          (o) The Trust is not, and will not be as a result of the issuance and sale of the Certificates, an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "1940
                                                                           ----
Act").
---

          (p)  Assuming the representations and warranties of the Managers in
Section 12 hereof are true, correct and complete and that each Manager has complied with the restrictions on offers, sales and deliveries of the Certificates set forth in Schedule II and the Offering Circular, no registration under the United States Securities Act of 1933, as amended (the "Act"), of the
                                                                 ---
Certificates is required for their offer, sale and delivery in the manner contemplated by this Agreement and the Offering Circular, and no qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939, as amended, is required.

     2.   Purchase, Sale, Payment and Delivery of Certificates.  On the basis of
          ----------------------------------------------------
the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Bank agrees to sell to the Managers, and each of the Managers agrees, severally and not jointly, to purchase from the Bank, on December 11, 1996 or on such other date as shall be mutually agreed upon by the Bank and the Managers (the "Closing Date"), the
                                                        ------------
aggregate principal amount of the Class A Certificates and the aggregate principal amount of Class B Certificates, respectively, set forth opposite such Manager's name on Schedule I hereto. The Class A Certificates being purchased by the Managers hereunder are to be purchased at a purchase price equal to 99.85% (which represents the issue price thereof minus commissions) of the principal amount thereof. The Class B Certificates being purchased by the Managers hereunder are to be purchased at a purchase price equal to 99.80% (which represents the issue price thereof minus commissions) of the principal amount thereof.

     Delivery of and payment for the Certificates shall be made at the offices of the Lead Manager in London, England, at 2:00 p.m. London time on the Closing Date. Payment of the purchase price for the Certificates being sold and purchased hereunder shall be made on the Closing Date by wire transfer of United States federal or other immediately available funds to an account to be designated in writing three business days prior to the Closing Date by the Bank, against delivery of the Certificates on the Closing Date. Each Class of the Certificates so to be delivered shall initially be represented by a single temporary global certificate in the form provided in the Pooling and Servicing Agreement to a common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator"),
                                                           ------------------
and for Cedel Bank, societe anonyme ("Cedel"), for credit to the respective
                                      -----
accounts at the Euroclear Operator and Cedel of the Managers or for such other accounts as they may direct.

     3.   Offering by Managers.
          --------------------

          (a) The Bank understands that the Managers propose to offer the Certificates in the manner and upon the terms set forth in the Offering Circular in an overseas offering that complies with the provisions of Regulation S of the Act.

          (b) Each Manager may provide to prospective investors the Series Term Sheet dated November 12, 1996 relating to the Certificates (the "Series Term
                                                                 -----------
Sheet") prepared by the Bank and attached hereto as Exhibit A, subject to the
-----
following conditions:

          (i) Such Manager shall have complied with the requirements of the letter, dated November 8, 1996, of the Bank with respect to such Series Term Sheet, a copy of which has been acknowledged by each Manager.

          (ii) Each Manager, severally, represents and warrants to the Bank that
(a) it has not and will not provide to prospective investors any Series Term Sheet or similar written summary description of the Certificates and the Receivables other than the Offering Circular with respect to the offering of the Certificates unless it has obtained the prior written consent of the Bank to such usage and (b) other than the Series Term Sheet and the Offering Circular, it has not and will not provide to prospective investors any written summary description of the Certificates and the Receivables with respect to the offering of the Certificates, except that the Managers may cause customary notices or messages to be displayed or disseminated through electronic messaging or information services, and the Managers may have delivered internally-generated summary descriptions of the Certificates and the Receivables to prospective investors, provided that each Manager severally agrees to indemnify and hold harmless the Bank for any losses, claims, damages and liabilities to which the Bank may become subject as a direct result of the display or dissemination of such notices or messages by such Manager or as a direct result of the delivery of such internally-generated summary descriptions by such Manager.

     4.   Certain Agreements of the Bank. The Bank covenants and agrees with the
          ------------------------------
Managers as follows:

          (a) The Bank will prepare an Offering Circular Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Offering Circular, the price at which such Certificates are to be purchased by the Managers, the initial public offering price, the selling concessions and allowances, and such other information as the Bank deems appropriate. Such Base Offering Circular and Offering Circular Supplement will be dated November 14, 1996 and will be made available to the Managers prior to the Closing Date in such quantities as they may reasonably request.

          (b) For the period from the date of this Agreement until the retirement of the Certificates, the Bank will deliver to the Managers the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

          (c) The Bank will furnish to the Managers, from time to time prior to the completion of the distribution of the Certificates (as determined by the Lead Manager) the Offering Circular, and any amendments and supplements thereto, in each case as soon as available and in such quantities as the Managers may request.

          (d) The Bank will advise the Lead Manager promptly of any proposal to amend or supplement the Offering Circular and will not effect any such amendment or supplement without the consent of the Lead Manager, which consent shall not be unreasonably withheld.

          (e) If, at any time prior to the earlier of (i) the completion of the distribution of the Certificates (as determined by the Lead Manager) and (ii) the date (as determined by the Lead Manager) which is at least 40 days after the later of the commencement of the offering and the Closing Date, any event occurs as a result of which the Offering Circular, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Offering Circular, the Bank will promptly so notify the Lead Manager and will prepare and furnish to the Lead Manager, subject to prior review by the Lead Manager as provided in paragraph (d) of this Section 4, a reasonable number of copies of an amendment or supplement to the Offering Circular that will correct such statement or omission.

          (f) So long as any of the Certificates are outstanding, the Bank will furnish to the Lead Manager following each Distribution Date copies of all reports or other communications (financial or other) furnished to holders of the Certificates.

          (g) During the period beginning on the date of the Offering Circular Supplement and continuing to and including the Business Day following the Closing Date, the Bank will not offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Bank which are substantially similar to the Certificates (other than Series 1996-8) without the prior written consent of the Lead Manager.

          (h) The Bank will use its reasonable efforts to obtain the listing of the Certificates on the Luxembourg Stock Exchange (the "Stock Exchange") on or
                                                        --------------
about the Closing Date and use its reasonable efforts to cause such listing to be continued so long as any Certificate remains outstanding.

          (i) The Bank will cause the Certificates to be prepared in temporary global form, permanent global form and, to the extent required pursuant to the Pooling and Servicing Agreement, in definitive bearer form, with coupons attached thereto, and will take all appropriate action to permit the exchange of interests in such temporary global certificate for interests in such permanent global certificates or, if necessary, for such certificates in definitive form, at the times and in the manner set forth in the Pooling and Servicing Agreement. If necessary, the Bank will take all appropriate action to permit the exchange of interests in the permanent global certificate for such definitive offered certificates, at the times and in the manner set forth in the Pooling and Servicing Agreement.

          (j) Neither the Bank nor any person acting on its behalf has engaged or will engage in any directed selling efforts (as defined under Regulation S of the Act) with respect to the Certificates. The Bank and any person acting on its behalf have complied and will comply with the offering restrictions of Regulation S under the Act. The Bank will comply with the relevant restrictions set forth in Schedule II as though it were a Manager.

          (k) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Bank, the Bank shall use its reasonable efforts to furnish such documents and take any such other actions.

     5.   Payment of Expenses.  The Bank will pay all expenses incident to the
          -------------------
performance of its obligations under this Agreement, including (i) the preparation of this Agreement, (ii) the preparation, issuance and delivery of the Certificates to the Managers, (iii) the fees and disbursements of the Bank's counsel and accountants, (iv) the fees and disbursements of Simpson Thacher & Bartlett, in its capacity as counsel to the Managers, but not in excess of U.S.$50,000, (v) the printing and delivery to the Managers of copies of the Series Term Sheet and the Offering Circular and of each amendment or supplement thereto, (vi) any fees charged by rating agencies for the rating of the Certificates, (vii) the listing of the Certificates on the

Stock Exchange and (viii) the fees and expenses of the Trustee and its counsel.

     6.   Conditions of the Obligations of the Managers.  The obligations of the
          ---------------------------------------------
several Managers to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:

          (a) On or prior to the date of the Offering Circular and on or prior to the Closing Date, the Managers shall have received a letter or letters, dated as of the date of the Offering Circular and as of the Closing Date, respectively, of Ernst & Young LLP, Certified Public Accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

          (b) At the Closing Date, the Bank shall have furnished to you certificates of an executive officer of the Bank as to the accuracy of the representations and warranties of the Bank herein at and as of the Closing Date, as to the performance by the Bank of all of its obligations hereunder to be performed at or prior to such Closing Date, and as to such other matters as you may reasonably request.

          (c) David L. Nelson, counsel for the Bank, shall have furnished to you his written opinion, addressed to you and dated the Closing Date, in form and substance satisfactory to you and your counsel, substantially to the effect that:

                    (i) The Bank has been duly incorporated and is validly existing as a bank in good standing under the laws of the State of Delaware, United States, with full power and authority (corporate and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under this Agreement, the Spread Account Agreement and the Pooling and Servicing Agreement (collectively, referred to in this subsection (c) as the "Agreements"), the Cer tificates and the CIA
                                 ----------
          Certificates and had at all times, and now has, the power, authority and legal right to acquire, own and transfer the Receivables;

                    (ii) The Bank is duly qualified to do business and is in good standing, and under state laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable by the Bank or the Trustee or would adversely affect the ability of the Bank to perform its obligations under the Agreements, the Certificates or the CIA Certificates;

                    (iii) The Certificates and the CIA Certificates have been duly authorized, executed and delivered by the Bank and, when duly authenticated by the Trustee in accor dance with the terms of the Pooling and Servicing Agreement and, with respect to the Certificates, delivered to and paid for by the Managers in accordance with the terms of this Agreement, or, with respect to the CIA Certificates, delivered to and paid for by the purchasers thereof as provided in the CIA Purchase Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                    (iv) Each of the Agreements has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, subject, as to enforceability to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and the rights and powers of the FDIC;

                    (v) The Trust is not now, and immediately following the sale of the Certificates pursuant to this Agreement will not be, required to register under the 1940 Act;

                    (vi) No consent, approval, authorization or order of any governmental agency or body is required for (A) the execution, delivery and performance by the Bank of its obligations under the Agreements, the Certificates or the CIA Certificates, or (B) the issuance or sale of the Certificates or the CIA Certificates, except the filing of Uniform Commercial Code financing statements with respect to the Receivables and the approval of the Office of the State Bank Commissioner of the State of Delaware, United States;

                    (vii) To the knowledge of such counsel, neither the execution and delivery of the Agreements or the Certificates or the CIA Certificates by the Bank nor the performance by the Bank of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any violation of any statute or regulation or any order or decree of any court or governmental authority binding upon the Bank or its property, or conflict with, or result in a breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, the Bank's charter or by-laws or any material indenture, loan agreement or other material agreement to which the Bank is a party or by which the Bank is bound;

                    (viii) To the knowledge of such counsel after due investigation, there are no legal or governmental proceedings pending to which the Bank is a party or to which the Bank is subject which, individually or in the aggregate (A) would have a material adverse effect on the ability of the Bank to perform its obligations under the Agreements or the Certificates, (B) assert the invalidity of the Agreements, the Certificates or the CIA Certificates, (C) seek to prevent the issuance, sale or delivery of the Certificates or the CIA Certificates or any of the transactions contemplated by the Agreements or (D) seek to affect adversely the United States federal income tax attributes of the Certificates described in the Offering Circular;

                    (ix) Such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Offering Circular. Based upon discussion with the Bank, its accountants and others, however, no facts have come to his attention that cause him to believe that the Offering Circular (except for the financial statements, financial schedules and other financial data included therein, as to which such counsel expresses no view), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                    (d) You shall have received a letter of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Bank, to the effect that you may rely on those provisions of their opinions to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's")(each such opinion
                                   -----------------
     referred to herein as a "Rating Agency Opinion") with respect to certain
                              ---------------------
     matters relating to the transfer of the Receivables to the Trust, with respect to the perfection of the Trust's interest in the Receivables and with respect to other related matters.

                    (e) You shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Bank, addressed to you, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that the Certificates will be treated as indebtedness for United States federal income tax purposes and for Delaware income tax pur poses.

                    (f) You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Bank, such opinion or opinions, dated the Closing Date, substantially to the effect that:

                    (i) Each of the Pooling and Servicing Agreement and the Spread Account Agreement (collectively referred to in this subsection
          (f) as the "Agreements") constitutes the valid and binding obligation
                      ----------
          of the Bank, enforceable against the Bank in accor dance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of Delaware chartered banks as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Bank, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions of the Agreements may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Agreements taken as a whole, and the Agreements, together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

                    (ii) The Certificates and the CIA Certificates, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for, with respect to the Certificates, by the Managers pursuant to this Agreement, or, with respect to the CIA Certificates, by the purchasers thereof pursuant to the CIA Purchase Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement;

                    (iii) This Agreement has been duly authorized, executed and delivered by the Bank;

                    (iv) Neither the execution, delivery or performance by the Bank of the Agreements or this Agreement, nor the compliance by the Bank with the terms and provisions thereof or hereof, will contravene any provision of any applicable law;

                    (v) Based on such counsel's review of applicable laws, no governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreements by the Bank;

                    (vi) The Certificates, the CIA Certificates, the Agreements and this Agreement conform in all material respects to the descriptions thereof contained in the Offering Circular;

                    (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the 1940 Act; and

                    (viii) The statements in the Offering Circular under the headings "Certain Legal Aspects of the Receivables" and "Certain U.S. Federal Income Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

          Such opinion shall also state that such counsel has participated in conferences with officers and representatives of the Bank, counsel for the Bank, representatives of the independent accountants of the Bank and the Managers at which the contents of the Offering Circular and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, com pleteness or fairness of the statements contained in the Offering Circular and shall have made no independent check or verification thereof, except for those made under the captions "Certain Legal Aspects of the Receiv ables" and "Certain U.S. Federal Income Tax Consequences" to the extent set forth in paragraph
     (viii) above, on the basis of the foregoing, no facts shall have come to such counsel's attention that shall have led such counsel to believe that the Offering Circular, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express an opinion or belief with respect to the financial statements, schedules and other financial information included in such Offering Circular or excluded therefrom.

          (g) McGuire Woods Battle & Boothe, L.L.P., counsel for The Bank of New York, a New York banking corporation (the "Agent"), in connection with the
                                                -----
     Agency Agreement dated as of December 4, 1995 between the Agent and the Trustee (the "Agency Agreement"), and counsel for the Trustee, shall have
                   ----------------
     furnished to you their written opinion, addressed to you and dated the Closing Date, in form and substance satisfactory to you and your counsel, substantially to the effect that:

                    (i) the Agent is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, United States, and has the corporate power and authority to execute, deliver and perform its obligations under the Agency Agreement;

                    (ii) the Certificates have been duly authenticated by the Agent pursuant to the Agency Agreement and in accordance with the Pooling and Servicing Agreement;

                    (iii) the Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States, and has the corporate power and authority to execute, deliver and perform its obligations under the Pooling and Servicing Agreement;

                    (iv) the Supplement and the Spread Account Agreement have been duly authorized, executed and delivered by the Trustee, and the Pooling and Servicing Agree ment and the Spread Account Agreement constitute the legal, valid and binding agreements of the Trustee enforceable against the Trustee in accordance with their respective terms, except (x) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally (as such laws would apply in the event of the insolvency, receivership, conservatorship or reorganization of, or other similar occurrence with respect to, the Trustee), (y) that the enforceability of the Pooling and Servicing Agreement and the Spread Account Agreement may be subject to the application of general principles of equity (regardless of whether considered or applied in a proceeding in equity or at law), and (z) that certain remedial provisions of the Pooling and Servicing Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pooling and Servicing Agreement taken as a whole, and the Pooling and Servicing Agreement, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security provided thereby. Such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification that are violative of public policy underlying any law, rule or regulation;

                    (v) the execution and delivery by the Trustee of the Supplement and the Spread Account Agreement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement and the Spread Account Agreement do not conflict with or result in a violation of (x) any law or regulation of the United States of America or the State of Delaware, United States, governing the banking or trust activities of the Trustee or (y) the amended and restated articles of association or by-laws of the Trustee; and

                    (vi) the execution and delivery by the Trustee of the Supplement and the Spread Account Agreement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement and the Spread Account Agreement do not require any approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Delaware, United States, having jurisdiction over the banking or trust activities of the Trustee, except such as have been obtained, taken or made.

          (h) You shall have received from Simpson Thacher & Bartlett, special counsel for the Managers, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Lead Manager, and the Bank shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

          (i) You shall have received evidence satisfactory to you and your counsel that, on or before the Closing Date, UCC-1 financing statements have been filed in the appropriate filing offices of the State of Delaware, United States, and such other jurisdictions as counsel to the Bank deems appropriate to reflect the interest of the Trustee in the Receivables.

          (j) The Class A Certificates shall be rated "AAA" by Standard & Poor's and "Aaa" by Moody's Investors Service, Inc. and the Class B Certificates shall be rated "A" by Standard & Poor's and rated "A2" by Moody's Investors Service, Inc. on the Closing Date, and you shall have received copies of letters to such effect dated the Closing Date from each Rating Agency.

          (k) You shall have received evidence satisfactory to you that, on or before the Closing Date, the Bank shall have received the approval of the Office of the State Bank Commissioner of the State of Delaware, United States, to the transaction.

          (l) An Agency Agreement among First USA Bank, Union Bank of Switzerland, London Branch, Banque de Luxembourg, S.A. and The Bank of New York relating to the Certificates shall have been executed by the parties thereto.

          (m) The CIA Certificates shall have been duly and validly executed and delivered by the Bank, authenticated by or on behalf of the Trustee in accordance with the Pooling and Servicing Agreement, delivered to and paid for by the purchasers thereof as provided in the CIA Purchase Agreement and validly issued and outstanding.

          (n) In the case of the Class A Certificates, concurrently with the purchase thereof by the Managers, the Class B Certificates shall have been duly and validly executed and delivered by the Bank, and authenticated by or on behalf of the Trustee in accordance with the Pooling and Servicing Agreement; and, in the case of the Class B Certificates, concurrently with the purchase thereof by the Managers, the Class A Certificates shall have been duly and validly executed and delivered by the Bank, and authenticated by or on behalf of the Trustee in accordance with the Pooling and Servicing Agreement.

          (o) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to you and your counsel, and you and your counsel shall have received such information, certifi cates and documents as any of them may reasonably re quest.

          7.  Indemnification and Contribution.
              --------------------------------

          (a) The Bank agrees to indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the Act and under Section 20 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses,
                                   ------------
     claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Series Term Sheet or the Offering Circular (collectively, the "Offering Documents"), or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Bank will not be liable in any such
               --------  -------
     case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Bank by any Manager specifically for inclusion therein or any revision or amendment thereof or supplement thereto. The foregoing indemnification with respect to any Series Term Sheet shall not inure to the benefit of any Manager from whom the person asserting any such losses, claims, damages or liabilities purchased Certificates, or any person con trolling such Manager, if a copy of the Offering Circular (as then amended or supplemented if the Bank shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such

     Manager to such person at or prior to the written confirmation of the sale of such Certificates to such person and if the Offering Circular (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) Each Manager severally and not jointly agrees to indemnify and hold harmless the Bank, its directors, each of the Bank's officers who participated in the issuance of the Certificates and each person, if any, who controls the Bank within the meaning of Section 15 of the Act and under
     Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Bank by such Manager specifically for inclusion therein or any revision or amendment thereof or supplement thereto, and agrees to reimburse such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage or liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indem nified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 7, except to the extent that it has been materially prejudiced by such failure, or from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
     Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
     (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the respective Manager on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and of the respective Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the respective Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Bank bear to the total managing discounts and commissions received by such Manager. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by any Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), each Manager shall not be required to contribute any amount in excess of the managing discount or commission applicable to the Certificates purchased by it hereunder. The Bank and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of any of the equitable considerations referred to above in this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The Managers hereby confirm that, and the Bank hereby acknowledges and agrees that, the only information that the Managers have furnished to the Bank for inclusion in the preparation of the Offering Circular is in the following: (i) the fifth paragraph on page S-2 of the Offering Circular, concerning stabilization and overallotment by the Swiss Bank Corporation; and (ii) the second and ninth paragraphs and the second sentence of the third paragraph under the caption "Underwriting" in the Offering Circular.

          8.  Survival.  The Bank and the Managers agree that the respective
              --------
     representations, warranties and agreements made by them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon, in the case of the Bank, by each Manager and, in the case of the Managers, by the Bank, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Bank or the Managers, and that the respective representations, warranties and agreements (including without limitation the indemnity and contribution agreement) made by the Bank and the Managers herein or in any such certificate or other instrument shall survive the delivery of and payment for the Certificates.

          9.   Termination.  (a) This Agreement may be terminated in the sole
               -----------
     discretion of the Managers by notice to the Bank given at or prior to the Closing Date in the event that the Bank shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto. Termination of this Agreement pursuant to this subsection 9(a) shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

               (b) Notwithstanding anything contained in this Agreement to the contrary, the Lead Manager on behalf of the Managers may by notice to the Bank terminate this Agreement at any time before the time on the Closing Date when payment would otherwise be due hereunder to the Bank in respect of the Certificates if, in the opinion of the Lead Manager there shall have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, or the Bank which materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; or (ii) there shall have been such a change in the national or international financial, political or economic conditions or currency exchange rates or exchange controls as would be likely to prejudice materially the success of the offering and the distribution of the Certificates or dealings in the Certificates in the secondary market and, upon notice being given, the parties to this Agreement shall (except for the liability of the Bank in relation to expenses as provided in Section 5 hereof and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

          10.  Representation of the Managers.  Each Manager represents and
               ------------------------------
     warrants to, and agrees with, the Bank that (w) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (x) it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (y) if that Manager is an authorized person under the Financial Services Act 1986, it has only promoted and shall only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in the Offering Circular if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

          11.  Notices.  All communications provided for or permitted hereunder
               -------
     shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, if to (a) the Managers, addressed to them c/o Swiss Bank Corporation, Swiss Bank House, 1 High Timber Street, London, EC4V 3SB, England, Attention:
     Fixed Income Syndicate, or to such other address as the Lead Manager may designate in writing to the Bank or (b) the Bank, addressed to the Bank at 201 North Walnut Street, Wilmington, Delaware 19801, Attention: Executive Vice President - Finance & Accounting, with a copy to First USA, Inc., 1601 Elm Street, 46th Floor, Dallas, Texas 75201, Attention: Securitization Group.

          12.  Selling Restrictions.  Each Manager agrees that it will comply
               --------------------
     with the restrictions on offers, sales and deliveries of the Certificates set forth in Schedule II to this Agreement and the Offering Circular and hereby makes the representations and covenants therein.

          13.  Secondary Trusts.  Each Manager, severally, represents that it
               ----------------
     will not, at any time that such Manager is acting as a "manager" with respect to the Certificates, transfer, deposit or otherwise convey any Certificates into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Certificates without the prior written consent of the Bank, provided that the foregoing limitation shall not be applicable to transfers, deposits or other conveyances to or for the account of any mutual fund.

          14.  Successors; Persons Entitled to Benefit of Agreement.  This
               ----------------------------------------------------
     Agreement shall inure to the benefit of and be binding upon the Managers, the Bank and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the respective representations, warranties, indemnities and agreements of the Bank contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Manager within the meaning of the Act and each director, officer, employee or agent of such Manager, the Trustee and the Bank, as the case may be, and
     (b) the representations, warranties, indemnities and agreements of the Managers contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Bank, and the person or persons, if any, controlling the Bank within the meaning of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          15.  Severability of Provisions.  Any cove nant, provision, agreement
               --------------------------
     or term of this Agreement that is prohibited or is held to be void or unenforce able in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          16.  Entire Agreement.  This Agreement consti tutes the entire
               ----------------
     agreement and understanding of the parties hereto with respect to the matters and transac tions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

          17.  Amendment and Waiver.  Neither this Agreement nor any term hereof
               --------------------
     may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No failure to exercise and no delay in exercising, on the part of the Managers or the Bank (or their assignees), any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          18.  Headings.  The headings in this Agreement are for the purposes of
               --------
     reference only and shall not limit or otherwise affect the meaning hereof.

          19.  Counterparts. This Agreement may be executed in counterparts,
               ------------
     each of which shall constitute an original, but all of which shall together constitute one instrument.

          20.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
     CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will be a binding agreement among the undersigned in accordance with its terms.


                                   Very truly yours,

                                   FIRST USA BANK,
                                     as Transferor and Servicer


                                   By:/s/ W. Todd Peterson
                                      -----------------------------
                                      Name:  W. Todd Peterson
                                      Title: Vice President


     The foregoing Underwriting Agreement
     is hereby agreed to as of the date
     first above written.

     SWISS BANK CORPORATION, LONDON BRANCH,
       for itself and as Attorney-in-fact
       for the other several Managers named in
       Schedule I hereto


     By:/s/ Julie Plank
        ----------------------------
         Name:  Julie Plank
         Title: Associate Director
                Debt Capital Markets


     By:/s/ Donald H. Lucardi
        ----------------------------
         Name:  Donald H. Lucardi
         Title: Director
                SBC Warburg Inc.
                Asset Backed Finance

                                                                      Schedule I
                                                                      ----------

                                               Aggregate Principal
                                              Amount of the Class A
Manager                                           Certificates
-------                                       ---------------------
Swiss Bank Corporation, London Branch......   U.S.$363,060,000
Barclays de Zoete Wedd Limited.............   U.S.$ 60,000,000
Deutsche Bank AG London....................   U.S.$ 60,000,000

     Total.................................   U.S.$483,060,000
                                              =====================


                                              Aggregate Principal
                                              Amount of the Class B
Manager                                       Certificates
-------                                       ---------------------

Swiss Bank Corporation, London Branch......   U.S.$ 21,825,000
Barclays de Zoete Wedd Limited.............   U.S.$ 21,825,000

     Total.................................   U.S.$ 43,650,000
                                              =====================

                                                                     Schedule II
                                                                     -----------



                             Selling Restrictions
                             --------------------


               1. The Certificates have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Act"), and
                                                                      ---
     may not be offered or sold within the United States or to, or for the account or benefit of, United States persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. We have offered and sold the Certificates, and will offer and sell the Certificates (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, only in accordance with Rule 903 of Regulation S under the Act ("Regulation S").
                                                              ------------
     Accordingly, neither we, our affiliates nor any persons acting on our or their behalf have engaged or will engage in any directed selling efforts with respect to the Certificates, and we and they have complied and will comply with the offering restrictions requirement of Regulation S. We agree that, at or prior to confirmation of the sale of Certificates, we will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Certificates from us during the Restricted Period a confirmation or notice to substantially the following effect:

               "The Certificates covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and
                                                                     ---
          may not be offered and sold within the United States or to, or for the account or benefit of, United States persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Act

          ("Regulation S").  Terms used above have the meaning given to them by
            ------------
          Regulation S."

     Terms used in this paragraph 1 have the meanings given to them by Regulation S.

               2. We have not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Certificates, except with our affiliates or with the prior written consent of the Bank.

               3.  In addition,

               (a) except to the extent explicitly permitted under U.S. Treas. Reg. (S) 1.163-5(c)(2)(i)(D) (the "D Rules"), we represent, covenant
                                             -------
          and agree that (i) we have not offered or sold, and during the Restricted Period will not offer or sell, Certificates to a person who is within the United States or its Possessions or to a United States person, and (ii) in connection with the sale of Certificates during the Restricted Period we have not delivered and will not deliver within the United States or its Possessions Certificates in definitive form;

               (b) we represent, covenant and agree that we have, and throughout the Restricted Period will have, in effect procedures reasonably designed to ensure that our employ ees or agents who are directly engaged in selling Certif icates are aware that such Certificates cannot be offered or sold during the Restricted Period to a person who is within the United States or its Possessions or to a United States person, except as explicitly permitted by the D Rules;

               (c) if we are a United States person to which a Certificate may be sold pursuant to the D Rules, we represent, covenant and agree that we are acquiring the Certificates for purposes of resale in connection with their original issuance and if we retain Certificates for our own account, we will only do so in accordance with the requirements of U.S. Treas. Reg. (S) 1.163-5(c)(2)(i)(D)(6); and

               (d) we will not permit any Affiliate (within the meaning of U.S. Treas. Reg. (S) 1.163-5(c)(2)(i)(D) (4)(iii)), Distributor (within the meaning of Treas. Reg. (S) 1.163-5(c)(2)(i)(D)(4)) or any other person to acquire any Certificates for the purpose of offering or selling them during the Restricted Period unless such affiliate, distributor or other person provides us (for your benefit and the benefit of the Trustee) with the representations and agreements contained in clauses
          (1), (2) and (3).

     Terms used in this paragraph 3 as defined terms and not otherwise defined have the meanings given to them by the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder, including the D Rules.

               4. Each Manager represents and warrants to, and agrees with, the Bank that (w) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article

     11(3) of the Financial Services Act 1986 (Investment Advertise ments)(Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (x) it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (y) if that Manager is an authorized person under the Financial Services Act 1986, it has only promoted and shall only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in the Offering Circular if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation
     1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

               5. No action has been or will be taken by the Bank or any other person that would permit the offer or sale of the Certificates or the distribution of the Offering Circular or any other offering material relating to the Certificates in a jurisdiction where action for that purpose is required. The Bank shall have no responsibility with respect to the right of any person to offer or sell Certificates or to distribute the Offering Circular or any other offering material relating to the Certificates in any jurisdiction. Accordingly, no Manager shall offer or sell any Certificates, or distribute the Offering Circular or any other offering material relating to the Certificates, in any jurisdiction except in compliance with applicable law. Each Manager shall obtain any consent, ap proval or authorization required for it to offer or sell Certificates, or to distribute the Offering Circular or any other offering material relating to the Certificates, under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Certificates, or to distribute the Offering Circular or any other offering material relating to the Certificates.

               6. Each Manager will, unless prohibited by appli cable law, furnish to each person to whom it offers or sells Certificates a copy of the Offering Circular (and any amendments and supplements thereto) or (unless delivery of the Offering Circular is required by applicable law) inform each such person that a copy will be made available upon request. No Manager is authorized to give any information or to make any representation not contained in the Offering Circular in connection with the offer and sale of Certificates.

                                       31